UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 06, 2016

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SANTA FE GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20430	84-1094315
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

P. O. Box 25201 Albuquerque, NM	87125
(Address of Principal Executive Offices)	(Zip Code)

(505) 255-4852

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

INTERIM CEO APPOINTMENT

On May 06, 2016, the Board of Directors voted to terminate Jakes Jordaan’s employment as President and CEO effective immediately. At the same time, the Board appointed Erich Hofer, Santa Fe’s Chairman, as Interim Chief Executive Officer. Mr. Hofer will continue to serve as Chairman. Mr. Hofer, who has served as Chairman of Santa Fe since October 2014, has been involved in a wide array of corporate finance and strategic transactions. As principal of HFE MAC LLC since 2007, Mr. Hofer provides management and advisory services to public and private companies. Activities include evaluation of all facets of work flow, development of business models, restructuring finance and accounting processes, regulatory compliance and risk management.

Mr. Hofer has assumed key management roles for clients, several of which have been oil and gas companies. From 1999 to 2007, Mr. Hofer was CFO for three Swiss technology, manufacturing and energy management companies, and from 1995 to 1998 was financial controller for Zurich State Bank. He also served as Chief of Logistics, Colonel and a Member of General Staff in the Swiss Army.

Mr. Hofer holds a MBA degree from the University of Chicago; and three degrees, including Master of Finance, Bachelor of Economics and Bachelor of Engineering from universities in Switzerland. He is fluent in four languages.

There are no arrangements or understandings between Mr. Hofer and any other persons pursuant to which he was elected as an officer. Mr. Hofer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hofer does not have a family relationship with any member of the Board or any executive officer of the Company.

INTERIM CEO EMPLOYMENT ARRANGEMENTS

Mr. Hofer has agreed to serve without compensation as Interim Chief Executive Officer for a period of 90 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTA FE GOLD CORPORATION

	By:	/s/ Erich Hofer
Date: May 13, 2016		Erich Hofer
Chief Executive Officer

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